                                                        Exhibit No. EX. 99.h.1.E

                                THE OLSTEIN FUNDS
                                 ADDENDUM TO THE
                     FUND ADMINISTRATION SERVICING AGREEMENT

     THIS  ADDENDUM  dated  as of  the  31 day of  October,  2006,  to the  Fund
Administration  Servicing  Agreement,  dated as of February 2, 1998,  as amended
(the  "Agreement"),  is entered by and  between THE  OLSTEIN  FUNDS,  a Delaware statutory trust (the "Trust") and U.S.  BANCORP FUND SERVICES,  LLC, a Wisconsin
limited liability company ("USBFS").

                                    RECITALS

     WHEREAS,  the parties  have entered  into a Fund  Administration  Servicing
     Agreement; and

     WHEREAS, the parties desire to modify said Agreement; and

     NOW,  THEREFORE,  the parties agree that the following  provisions shall be added following Article XII of the Agreement:

XIII. Additional Services to be provided by USBFS

     The Trust  desires  USBFS to  provide,  and USBFS  agrees to  provide,  the services that are listed below (each, a "System"). Each System is described and may be subject to  additional  terms and  conditions  specified  in its respective exhibit noted below, as such may be amended from time to time:

     Eagle Portal (Appendix I)

     The Trust hereby  acknowledges  that  exhibits are an integral part of this
     Agreement and, to the extent  services  included in Appendix I are selected by the  Trust,  such  services  shall  also be subject to the terms of this
     Agreement.  To the  extent  the  terms  and  conditions  of this  Agreement conflict  with  the  terms  and  conditions  included  in  Appendix  I,  as applicable,  the exhibits shall  control.  The provisions of Appendix I, as applicable,  shall continue in effect for as long as this Agreement remains in effect, unless sooner terminated pursuant to Section 13 hereof.

XIV. System Maintenance

     The Trust  understands that USBFS will perform periodic  maintenance to the
     System(s),  which may cause temporary service interruptions.  To the extent possible,  USBFS  shall  notify the Trust of all  planned  outages and will perform any necessary maintenance during non-business hours.

XV.  Additional Representations and Warranties

     The parties hereby warrant that neither party shall  knowingly  insert into any interface,  other software,  or other program provided by such party to the other hereunder,  any "back door," "time bomb," "Trojan Horse," "worm,"
     "drop dead device," "virus" or other computer  software code or routines or hardware components designed to disable,  damage or impair the operation of any System, program or operation hereunder. For failure to comply with this warranty,  the non-complying  party shall immediately replace all copies of the affected  work  product,  System or software.  All costs  incurred with replacement  including,  but  not  limited  to,  cost of  media,  shipping, deliveries and installation, shall be borne by such party.

XVI. Proprietary Rights

     A. The Trust  acknowledges  and  agrees  that by virtue  of  accessing  the
     System(s),  it shall not obtain  any  rights in or to any of the  software, templates,  screen  and file  formats,  interface  protocols,  formats  and development tools and  instructions,  hardware,  processes,  trade secrets, instruction  manuals,  enrollment  authorization,  authentication and other
     business   processes,   proprietary   information   or   distribution   and
     communication  networks used to allow access to the  System(s)  owned by or licensed to USBFS. Any interface and other software or programs provided to the Trust in order to provide  connectivity  to the System(s) shall be used by the Trust only for the period  during which this  Agreement is in effect and only in accordance with the terms of this  Agreement,  and shall not be used by the Trust to provide connectivity to or through any other system or person without  USBFS's prior written  approval.  The Trust shall not copy, decompile  or reverse  engineer  any  software or programs  provided to the
     Trust  hereunder.  The Trust also agrees not to take any action which would mask,  delete or otherwise  alter any on-screen  disclaimers and copyright, trademark and service mark notifications, or any "point and click" features
     relating  to   acknowledgment   and  acceptance  of  such  disclaimers  and
     notifications.

     B. The Trust agrees that USBFS would not have an adequate  remedy at law in the event of the Trust's  breach or  threatened  breach of its  obligations under  this  Section  XVI of this  Agreement  and that USBFS  would  suffer irreparable injury and damage as a result of any such breach.  Accordingly, in the event the Trust breaches or threatens to breach the  obligations set forth in this Section of this Agreement,  in addition to and not in lieu of any legal or other remedies USBFS may pursue  hereunder or under applicable law,  the  Trust  hereby  consents  to the  granting  of  equitable  relief
     (including  the  issuance of a  temporary  restraining  order,  preliminary injunction  or  permanent  injunction)  against it by a court of  competent jurisdiction,  without the necessity of proving  actual  damages or posting any  bond or other  security  therefor,  prohibiting  any  such  breach  or threatened  breach.  In any  proceeding  upon a motion  for such  equitable relief, the Trust's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.  The provisions of this
     Section  relating to equitable  relief shall  survive  termination  of this
     Agreement.

     C. Each party  acknowledges  and agrees  that it obtains no rights in or to any of the software,  hardware,  processes,  trade secrets, and proprietary information  or  distribution  and  communication  networks  of  the  other hereunder.  Except in the normal course of business and in conformity  with
     Federal copyright law or with the other party's consent,  neither party nor any of its  affiliates  shall  disclose,  use,  copy,  decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

XVII. Additions to Standard of Care; Indemnification; Limitation of Liability

     A.  USBFS  shall  not be  liable  for any loss or  damages  resulting  from fraudulent,  unauthorized,  or otherwise improper use of any identification or  security  codes  or  systems  access  mechanisms  assigned  by USBFS in connection  with access to the System(s),  except a loss or damages arising out of or  relating  to the  USBFS's  refusal or failure to comply with the terms of this Agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement.

     B. The Trust  understands that certain services made available  through the
     System(s)  are provided  through the use of the  equipment,  software,  and other  related  services  pursuant  to certain  contracts  between  various vendors  and USBFS.  The Trust  agrees to release and hold  harmless  USBFS against any and all claims,  demands,  losses,  expenses and liabilities of any and every nature (including  reasonable attorneys' fees) (collectively,
     "Liabilities") which may arise from or by reason of the Trust's use of such equipment,  software or services provided by such vendors to USBFS,  except
     Liabilities arising out of or relating to the USBFS's refusal or failure to comply  with the  terms of this  Agreement  or from  its bad  faith,  gross negligence,  or willful  misconduct in the  performance of its duties under this Agreement.

     C.  USBFS  CANNOT AND DOES NOT  GUARANTEE  AVAILABILITY  OF THE  SYSTEM(S).
     Accordingly,  USBFS's  sole  liability  to the  Trust  or any  third  party
     (including  end users)  for any  claims,  notwithstanding  the form of such claims (e.g., contract, negligence, or otherwise), arising out of the delay of or interruption in the System(s) to be provided by USBFS hereunder shall be to use its best  reasonable  efforts to commence or resume the System(s)
     as promptly as is reasonably possible.

     D. Because the ability of USBFS to deliver the System(s) is dependent  upon the Internet and equipment,  software,  systems, data and services provided by various telecommunications carriers,  equipment manufacturers,  firewall providers  and  encryption  system  developers  and other vendors and third parties,  USBFS  shall not be liable for delays or  failures to perform its obligations  hereunder  to the  extent  that such  delays or  failures  are attributable to circumstances beyond its reasonable control which interfere with the  delivery of the  System(s) by means of the Internet or any of the equipment,  software and services  which  support the Internet  provided by such third  parties.  USBFS  shall  also not be liable  for the  actions or omissions  of any third party  wrongdoers  (i.e.,  hackers not  employed by
     USBFS or its affiliates) or of any third parties  involved in the System(s)
     and shall not be liable for the  selection of any such third party,  unless
     USBFS  selected  the third  party in bad  faith or in a  grossly  negligent manner.

XVIII. Warranties

     The  Trust   acknowledges  that  it  is  responsible  for  determining  the suitability and accuracy of the information  provided through its access to the System(s).  USBFS MAKES NO WARRANTIES OR REPRESENTATIONS,  EXPRESSED OR
     IMPLIED,  WITH RESPECT TO THE  SUITABILITY  AND ACCURACY OF THE  SYSTEM(S).
     However,  USBFS will assist the Trust in  verifying  the accuracy of any of the information available to the Trust through the System(s).

XIX. Addition to File Security and Retention; Confidentiality

     USBFS and its  agents  will  provide  reasonable  security  to ensure  that unauthorized  third  parties do not have access to the  Trust's  databases, files,  and other  information  provided by the Trust to USBFS for use with the  System(s),  the names of end users or end user  transaction or account data  (collectively,  "Trust  Files").  USBFS's  security  provisions  with respect to the System(s),  the Trust's web site(s) and the Trust Files will be no less protected than USBFS's  security  provisions with respect to its own  proprietary  information.  USBFS  agrees  that any and all Trust Files maintained  by  USBFS  for the  Trust  hereunder  shall  be  available  for inspection by the Trust's  regulatory  authorities  during regular business hours,  upon  reasonable  prior  written  notice  to  USBFS,  and  will  be maintained and retained in accordance with  applicable  requirements of the
     1940 Act.  USBFS will not use, or permit the use of, names of end users for the purpose of soliciting  any  business,  product,  or service  whatsoever except where the  communication  is necessary and  appropriate  for USBFS's delivery of the System(s).

                                   Appendix I

Eagle Portal  (a/k/a  "Advisor  Information  Source",  or "AIS") for The Olstein
Funds

     USBFS utilizes the Eagle Portal,  a web-based  report  delivery system that generates holdings,  position,  and tax reports. Data from IDC, CPORT, S&P, and GICs  populate the data  warehouse  from which  reports are  generated.
     Reports can be customer run or scheduled for automatic delivery to a portal inbox.  This is an internal  software  application  which is maintained and monitored by internal staff.

Duties and Responsibilities of USBFS

     USBFS shall:

     A.   Provide access to the System 24 hours a day, 7 days a week, subject to
          scheduled   maintenance  and  events  outside  of  USBFS's  reasonable control.  Unless an emergency is encountered,  no routine  maintenance will occur during the hours of 8:00 a.m. to 3:00 p.m. Central Time.

     B.   Supply necessary software to access the System, if necessary.

     C.   Provide training and connectivity  support as outlined in the standard pricing model included herein.

     D.   Maintain and support the System,  which shall include  providing error corrections, minor enhancements and interim upgrades to the System and providing  help desk  support to  provide  assistance  to the  Trust's employees  and agents  with their use of the System.  Maintenance  and support, as used herein, shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms,  new  versions or major  development  efforts,  unless made generally available by USBFS to System customers, as determined solely by USBFS or (ii) maintenance of customized features.

     E.   Provide  monthly  invoices of fees as stated in the  standard  pricing model or the fee schedule.

     F.   Establish  systems to guide  assist  and permit End Users (as  defined below)  who  access  the  System  from  the  Trust's  web  site(s)  to electronically  perform inquiries and create and transmit  transaction requests to USBFS.

     G.   Address and mail, at the Trust's expense, notification and promotional
          mailings   and  other   communications   provided   by  the  Trust  to
          shareholders regarding the availability of the System.

     H.   Issue to each shareholder, financial adviser or other person or entity who  desires  to  make  inquiries  concerning  the  Trust  or  perform transactions  in  accounts  with the Trust  using the System (the "End
          User") a unique  user ID and  password  for  authentication  purposes, which  may  be  changed  upon  an End  User's  reasonable  request  in accordance  with  policies  to be  determined  by USBFS and the Trust.
          USBFS will require the End User to use his/her user ID and password in order to access the System.

     I.   Utilize encryption and secure transport  protocols intended to prevent
          fraud  and   ensure   confidentiality   of  End  User   accounts   and
          transactions.  In no event  shall USBFS use  encryption  weaker than a
          40-bit RC4  Stream.  USBFS  will take  reasonable  actions,  including periodic scans of Internet  interfaces and the System,  to protect the
          Internet  web site that  provides  the  System  and  related  network, against viruses, worms and other data corruption or disabling devices, and  unauthorized,  fraudulent  or illegal  use, by using  appropriate virus  detection and  destructive  software and by adopting such other security procedures as may be necessary.

     J.   Establish  and provide to the Trust written  procedures,  which may be amended  from time to time by USBFS  with the  written  consent of the
          Trust,   regarding  End  User  access  to  the  System.  Such  written
          procedures  shall  establish   security   standards  for  the  System,
          including, without limitation:

          (1)  Encryption/secure transport protocols.

          (2)  End  User   lockout   standards   (e.g.,   lockout   after  three
               unsuccessful attempts to gain access to the System).

          (3)  User ID and password issuance and reissuance standards.

          (4)  Access  standards,  including limits on access to End Users whose accounts are coded for privilege.

          (5)  Automatic  logoff standards (e.g., if the session is inactive for longer than 15 minutes).

     K.   Ensure that the HTTPS Server is accessible via the Internet.

Duties and Responsibilities of the Trust

The Trust shall:

     A.   Provide  and  maintain,  at its  own  expense,  one or  more  personal computers  for  accessing  the  System  that will  accommodate  and be compatible with the software provided by USBFS.

     B.   Follow any and all procedures necessary to access the System as may be set forth in any user guide or instruction  manual  provided and which may be amended or supplemented from time to time.

     C.   Provide  for the  security of all codes and system  access  mechanisms relating to the System and implement such security  procedures  and/or devices to ensure the  integrity  of the System  when  accessed by the
          Trust from its principal place of business.

     D.   The Trust hereby acknowledges that all programs, software, manuals and other  written  information  relating to the System  shall  remain the exclusive property of USBFS at all times.

     E.   The Trust  acknowledges  that it is responsible  for  determining  the suitability  and  accuracy  of the  information  obtained  through its access to the System.  USBFS MAKES NO WARRANTIES  OR  REPRESENTATIONS,
          EXPRESSED OR IMPLIED,  WITH RESPECT TO THE SUITABILITY AND ACCURACY OF
          FUND  DATA,  SYSTEMS,  INDUSTRY  INFORMATION  AND  PROCESSES  ACCESSED
          THROUGH THE SYSTEM.  However, USBFS will assist the Trust in verifying the  accuracy of any of the  information  made  available to the Trust through the System and covered by this Agreement.

     F.   In the  event  of  termination  of this  Agreement,  the  Trust  shall immediately end its access to the System and return all codes,  system access mechanisms,  programs, manuals and other written information to
          USBFS,  and  shall  destroy  or  erase  all  such  information  on any diskettes or other storage medium,  unless such access continues to be permitted pursuant to a separate agreement between the Trust and USBFS that is in effect.

     G.   Assume   exclusive   responsibility   for  the   consequences  of  any
          instructions  it may give to  USBFS,  for the  Trust's  or End  Users'
          failure to  properly  access the  System in the manner  prescribed  by
          USBFS,  and for the Trust's failure to supply accurate  information to
          USBFS.

     H.   Promptly  notify  USBFS of any  problems  or errors with the System of which the Trust becomes aware or any changes in policies or procedures of the Trust requiring changes to the System.

     I.   Comply,  and  instruct  End  Users  to  comply,  with all the End User enrollment and authorization procedures.

     J.   Obtain and pay for connectivity to the HTTPS Server.

     K.   Have the proper  equipment  and software to enable End Users to access the  HTTPS  Server  and  download  the files and  obtain  all  related maintenance, including support in the event of download problems.

     FEES: No additional fees for the Advisor Information Service

Except to the extent  supplemented  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Addendum to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE OLSTEIN FUNDS                           U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael Luper                       By: /s/ Michael R. McVoy
Printed Name: Michael Luper                 Printed Name: Michael R. McVoy
Title: Treasurer                            Title: Sr. Vice President